                                    EXHIBIT 4

                  SECOND AMENDED AND RESTATED RIGHTS AGREEMENT

          This agreement (this "Agreement" or the "Rights Agreement"), dated as of July 11, 1990, and amended and restated as of April 10, 1996 and further amended and restated as of August 14, 1997, between Adobe Systems Incorporated, a Delaware corporation (the "Company"), and Harris Trust Company of California (the "Rights Agent").


                               W I T N E S S E T H

          WHEREAS, the Board of Directors of the Company on July 11, 1990 (i) announced that it authorized the issuance and declared a dividend of one right ("Right") (as such number may be adjusted pursuant hereto) for each share of the common stock of the Company ("Common Stock") outstanding as of the Close of Business (as defined herein) on July 24, 1990 (the "RECORD DATE"), each Right initially representing the right to purchase one share of Common Stock of the Company upon the terms and subject to the conditions hereinafter set forth, and
(ii) further authorized the issuance of one Right (as such number may be adjusted pursuant hereto) with respect to each share of Common Stock of the Company that shall become outstanding between July 24, 1990 and, except as provided in Section 22, the Distribution Date (as defined herein); and

          WHEREAS, pursuant to authorization of the Board of Directors at a meeting properly noticed and convened on April 10, 1996, this Agreement has been amended and restated, and at a meeting properly noticed and convened on July 30, 1997, this Agreement has been further amended and restated, each as of the respective date set forth above, in accordance with the provisions of Section 27 hereof to provide, among other things, that each Right outstanding as of and to be issued after the date of this Second Amended and Restated Rights Agreement shall be exercisable into one Unit (as defined herein) of Preferred Stock (as defined herein).

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement the following terms shall have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person (as defined herein) who or which, alone or together with all Affiliates (as defined herein) and Associates (as defined herein) of such Person, without the prior approval of the Board of Directors, shall be the Beneficial Owner (as defined herein) of 15% or more of the outstanding Common Stock of the Company but shall not include (x) an Exempt Person (as defined herein) or (y) any such Person who has become and is such a Beneficial Owner solely because (A) of a change in the aggregate number of shares of the Common Stock since the last date on which such Person acquired Beneficial Ownership (as defined herein) of any shares of the Common Stock (as defined herein) or (B) it acquired such Beneficial Ownership in the good faith belief that such acquisition would not (1) cause such Beneficial Ownership to equal or exceed 15% of the shares of the Common Stock then outstanding and such Person relied in good faith in computing the percentage of its Beneficial Ownership on publicly filed reports or documents of the Company which are inaccurate or out-of-date or (2) otherwise cause a Distribution Date or the adjustment provided for in Section 11(a)(ii) to occur. Notwithstanding clause
(B) of the prior sentence, if any Person that is not an Acquiring Person due to such clause (B) does not reduce its percentage of Beneficial Ownership of the Common Stock to less than 15% by the Close of Business (as defined herein) on the fifth Business Day (as defined herein) after notice from the Company (the date of notice being the first day) that such person's Beneficial Ownership of the Common Stock so equals or exceeds 15%, such Person shall at the end of such five Business Day period, become an Acquiring Person (and such clause (B) shall no longer apply to such Person). For purposes of this definition, the determination whether any Person acted in "good faith" shall be conclusively determined by the Board of Directors of the Company, acting by a vote of those directors of the Company whose approval would be required to redeem the rights under Section 23.

          (b) "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii)(C) hereof.

          (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as currently in effect.

          (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "BENEFICIALLY OWN", and shall be deemed to have "BENEFICIAL OWNERSHIP" of, any securities:

               (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

               (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own", or to have "Beneficial Ownership" of, securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding

          (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own", or to have "Beneficial Ownership" of, any securities if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable by such Person on
          Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in clause (B) of subparagraph (ii) of this Section 1(d)) or disposing of any securities of the Company.

          (e) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

          (f) "Close of Business" on any given date shall mean 5:00 P.M., California time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., California time, on the next succeeding Business Day.

          (g) "Common Stock" when used with reference to the Company shall mean the common stock of the Company. "Common Stock" when used with reference to any Person other than the Company which shall be organized in corporate form shall mean the capital stock or other equity security with the greatest per share voting power of such Person or, if such Person is a Subsidiary (as defined herein) of, or is controlled by another Person, the Person which ultimately controls such first-mentioned Person. "Common Stock" when used with reference to any Person other than the Company which shall not be organized in corporate form shall mean units of beneficial interest which shall represent the right to participate in profits, losses, deductions and credits of such Person and which shall be entitled to exercise the greatest voting power per unit of such Person.

          (h) "Continuing Director" shall mean a member of the Board of Directors of the Company who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and who either (i) was a member of the Board of Directors of the Company prior to the date of this Second Amended and Restated Rights Agreement or (ii) subsequently became a member of the Board of Directors of the Company and whose election or nomination for election is approved or recommended by a vote of a majority of the Board of

Directors of the Company, which majority includes a majority of the Continuing Directors then on the Board of Directors.

          (i)  "Current Market Price" shall have the meaning set forth in
Section 11(d) hereof.

          (j) "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

          (k)  "Depositary Agent" shall have the meaning set forth in Section
7(c).

          (l) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

          (m)  "Equivalent Preferred Stock" shall have the meaning set forth in
Section 11(b) hereof.

          (n) "Exchange Act" shall have the meaning set forth in Section 1(c) hereof.

          (o) "Exempt Person" shall mean the Company, any Subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company, or any Person, organized, appointed, established or holding Common Stock for, or pursuant to, the terms of any such plan.

          (p)  "Final Expiration Date" shall have the meaning set forth in
Section 7(a) hereof.

          (q) "Flip-In Event" shall mean any event described in Section 11(a)(ii)(A), (B) or (C) hereof.

          (r)  "Flip-In Exercise Payment" shall have the meaning set forth in
Section 11(a)(ii).

          (s)  "Flip-In Trigger Date" shall have the meaning set forth in
Section 11(a)(iii) hereof.

          (t)  "Flip-Over Event" shall mean any event described in clause (x),
(y)  or (z) of Section 13(a) hereof.

          (u)  "Flip-Over Exercise Payment" shall have the meaning set forth in
Section 13(a) hereof.

          (v)  "Nasdaq" shall have the meaning set forth in Section 9(b) hereof.

          (w) "Person" shall mean any individual, firm, corporation, partnership or other entity.

          (x) "Preferred Stock" shall mean the Series A Preferred Stock, par value $.0001 per share, of the Company having the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions described in the Certificate of Designation set forth as EXHIBIT C hereto.

          (y)  "Preferred Stock Equivalents" shall have the meaning set forth in
Section 11(a)(iii) hereof.

          (z) "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

          (aa) "Purchase Price" shall have the meaning set forth in Section 4(a) hereof.

          (bb) "Record Date" shall have the meaning set forth in the recitals to this Agreement.

          (cc) "Redemption Date" shall have the meaning set forth in Section 7(a) hereof.

          (dd) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

          (ee) "Right Certificate" shall have the meaning set forth in Section 3(a) hereof.

          (ff) "Securities Act" shall mean the Securities Act of 1933, as amended.

          (gg) "Stock Acquisition Date" shall mean the first date of public announcement (including, without limitation, the filing of any report pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such or such earlier date as a majority of the directors shall become aware of the existence of an Acquiring Person.

          (hh) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

          (ii) "Subsidiary" of a Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions, are beneficially owned, directly or indirectly, by such Person and any corporation or other entity that is otherwise controlled by such Person.

          (jj) "Summary of Rights" shall have the meaning set forth in Section 3(b) hereof.

          (kk) "Trading Day" shall have the meaning set forth in Section 11(d) hereof.

          (ll) "Triggering Event" shall mean any event described in Section 11(a)(ii)(A), (B), or (C) or Section 13 hereof.

          (mm) "Unit" has the meaning set forth in Section 7(b).

          (nn) "Voting Power" shall mean the voting power of all securities of the Company then outstanding and generally entitled to vote for the election of directors of the Company.

          Any determination required by the definition contained in this Section 1 shall be made by the Board of Directors of the Company in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of the Rights.

          SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. With the consent of the Rights Agent, the Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

          SECTION 3.  ISSUANCE OF RIGHT CERTIFICATES.

          (a) Until the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date and (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Company's Board of Directors prior to such time as any Person becomes an Acquiring Person, provided that no such action may be taken by the Board of Directors to determine a later date unless, at the time of such action, there are then in office not less than two Continuing Directors and such action is approved by a majority of the Continuing Directors then in office and of which the Company will give the Rights Agent prompt written notice) after the date that a tender or exchange offer by any Person (other than an Exempt Person) is first published or sent or given within the meaning of Rule 14d-4(a) of the Exchange Act Regulations or any successor rule, if upon consummation thereof such Person would be the Beneficial Owner of 15% or more of the shares of the outstanding Common Stock (irrespective of whether any shares are actually purchased pursuant to any such offer) (the earlier of (i) and (ii) above being the "DISTRIBUTION DATE"), (x) the Rights will be evidenced (subject to the provisions of Section 3(c) hereof) by the certificates for Common Stock registered in the names of the holders of the Common Stock as of and subsequent to the Record Date (which certificates for shares of Common Stock shall be deemed also to be certificates for Rights) and not by separate Right certificates, and (y) each Right will be transferable only in connection with the transfer of a share (subject to adjustments as hereinafter provided) of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will mail, by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Company, to the address of such holder shown on such records, one or more Right certificates, in substantially the form of EXHIBIT A hereto (each, a "RIGHT CERTIFICATE"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common
Stock of the Company has been made pursuant to Section 11(p), at the time of distribution of the Rights Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          (b) On July 24, 1990 or as soon as practicable thereafter, the Company sent a copy of a Summary of Terms of Rights Agreement, substantially in the form attached hereto as EXHIBIT B ("Summary of Rights") (Exhibit B having been amended, however, to summarize the terms of the Rights as amended as of April 10, 1996 and further amended as of August 14, 1997), by first-class, postage prepaid mail, to each record holder of Common Stock as of the Close of Business on July 24, 1990, at the address of such holder shown on the records of the Company.

          (c) With respect to certificates for Common Stock outstanding as of July 24, 1990, until the Distribution Date (or, if earlier, the Redemption Date or the Final Expiration Date), the Rights will be evidenced by such certificates for Common Stock registered in the names of the holders thereof together with a copy of the Summary of Rights. Until the Distribution Date (or, if earlier, the Redemption Date or Final Expiration Date), the surrender for transfer of any certificate for Common Stock outstanding on July 24, 1990, with or without a copy of the Summary of Rights attached thereto, shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented thereby.

          (d) Certificates issued for Common Stock (including, without limitation, certificates issued upon transfer or exchange of Common Stock) after July 24, 1990, but prior to the earlier of the Distribution Date, the Redemption Date or the Final Expiration Date, shall have impressed on, printed on, written on, or otherwise affixed to them, the following legend:

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Adobe Systems Incorporated and Manufacturers Hanover Trust Company, as Rights Agent, dated as of July 11, 1990 (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive office of Adobe Systems Incorporated. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Adobe Systems Incorporated will mail to the holder of this certificate a copy of the Rights Agreement without charge within five (5) days after receipt by it of a written request therefor. Under certain circumstances as provided in the Rights Agreement, Rights issued to or beneficially owned by Acquiring Persons or their Associates or Affiliates (as defined in the Rights Agreement) or any subsequent holder of such Rights may be limited as provided in Section 11(a)(ii) and Section 24 of the Rights Agreement.

provided, however, that with respect to certificates issued for Common Stock (including, without limitation, certificates issued upon transfer or exchange of Common Stock) after August 14, 1997, but prior to the earlier of the Distribution Date, the Redemption Date or the Final Expiration Date, the first sentence of such legend shall be replaced with the following:

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Second Amended and Restated Rights Agreement between Adobe Systems Incorporated and Harris Trust Company of California, as Rights Agent, dated as of August 14, 1997 (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive office of Adobe Systems Incorporated.

and the last sentence of such legend shall be replaced with the following:

     Under certain circumstances as provided in the Rights Agreement, Rights issued to or beneficially owned by Acquiring Persons or their Associates or Affiliates (as defined in the Rights Agreement) or any subsequent holder of such Rights may become null and void in the circumstances specified in
     Section 7(f) of the Rights Agreement and may be limited as provided in
     Section 11(a)(ii) and Section 24 of the Rights Agreement.

With respect to such certificates containing the foregoing legend, the Rights associated with the Common Stock represented by such certificates shall, until the Distribution Date, be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented thereby.

          SECTION 4.  FORM OF RIGHT CERTIFICATES.

          (a) The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in EXHIBIT A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates evidencing the Rights issued on July 24, 1990, whenever such certificates are issued, shall be dated as of July 24, 1990, and the Right Certificates evidencing Rights to holders of record of Common Stock issued after July 24, 1990, shall be dated as of July 24, 1990, but shall also be dated to reflect the date of issuance of such Right Certificate. On their face, Right Certificates shall entitle the holders thereof to purchase, for each Right, one Unit of Preferred Stock, or other securities or property as provided herein, as the same may from time to time be adjusted after the date hereof as provided herein, at the price per Unit of $115.00, as the same may from time to time be adjusted as provided herein (the "Purchase Price").

          (b) Notwithstanding any other provision of this Rights Agreement, any Right Certificate that represents Rights that are or were at any time on or after the earlier of the Stock Acquisition Date or the Distribution Date beneficially owned by: (i) an Acquiring Person or any Affiliate or Associate thereof, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding either the transferred Rights, shares of Common Stock or the Company or (B) a transfer which a majority of the Continuing Directors has determined to be part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of
Section 7(f), shall have (to the extent feasible) impressed on, printed on, written on or otherwise affixed to it (if the Company or the Rights

Agent has knowledge that such Person is an Acquiring Person or an Associate or Affiliate thereof or transferee of such Persons or a nominee of any of the foregoing) the following legend:

     The beneficial owner of the Rights represented by this Right Certificate is an Acquiring Person or an Affiliate or Associate (as defined in the Rights Agreement) of an Acquiring Person or a subsequent holder of such Right Certificates beneficially owned by such Persons. Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(f) of the Rights Agreement and may be limited as provided in Section 11(a)(ii) and Section 24 of the Rights Agreement.

          SECTION 5.  COUNTERSIGNATURE AND REGISTRATION.

          (a) The Right Certificates shall be executed on behalf of the Company by its President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at one of its offices designated for such purposes, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the date of each of the Right Certificates and the certificate numbers for each of the Right Certificates.

          SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

          (a) Subject to the provisions of Sections 4(b), 7(f) and 14(b) hereof, at any time after the Close of Business on the Distribution Date and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Certificates may be (i) transferred or (ii) split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Units of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any Right Certificate shall surrender the Right Certificate at the office of the Rights Agent designated for such purposes with the form of assignment on the reverse side thereof duly endorsed (or enclose with such Right Certificate a written instrument of transfer in form satisfactory to the Company and the Rights Agent), duly executed by the registered holder thereof or his attorney, duly authorized in writing, and with such signature duly guaranteed. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be split up, combined or exchanged at the Corporate Agency Service Center of the Rights Agent. Thereupon the Rights Agent shall countersign (by manual signature) and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, if requested by the Company, reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor and representing the equivalent number of Rights to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          SECTION 7.  EXERCISE OF RIGHTS PURCHASE PRICE; EXPIRATION DATE OF
RIGHTS.

          (a) The Rights shall become exercisable, and may be exercised to purchase Units of Preferred Stock, except as otherwise provided herein, in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed (with such signature duly guaranteed), to the Rights Agent at 111 West Monroe Street, 14th Floor,
Chicago, Illinois 60606, Attention: Charles Zade, together with payment of the Purchase Price with respect to each Right exercised, subject to adjustment as hereinafter provided, at or prior to the Close of Business on the earlier of (i) July 23, 2000 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (such date being herein referred to as the "Redemption Date") or (iii) the time at which all such Rights are exchanged as provided in Section 24 hereof.

          (b) The Purchase Price and the number of Units of Preferred Stock or other securities or consideration to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Purchase Price shall be payable in lawful money of the United States of America, in accordance with Section 7(c) hereof.

          (c) As promptly as practicable following the occurrence of the Distribution Date, the Company shall deposit with a corporation in good standing organized under the laws of the United States or any State of the United States, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority (such institution being the "DEPOSITARY AGENT"), certificates representing the shares of Preferred Stock that may be acquired upon exercise of the Rights and shall cause such Depositary Agent to enter into an agreement pursuant to which the Depositary Agent shall issue receipts representing interests in the shares of Preferred Stock so deposited. Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price for the Units of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) to be purchased thereby as set forth below and an amount equal to any applicable transfer tax or evidence satisfactory to the Company of payment of such tax, the Rights Agent shall, subject to Section 20(k), thereupon promptly (i) requisition from the Depositary Agent depositary receipts representing such number of Units of Preferred Stock as are to be purchased and the Company will direct, and hereby authorizes and directs, the Depositary Agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14, (iii) after receipt of such depositary receipts, promptly cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, promptly deliver such cash, if any, to or upon the order of the registered holder of such Right Certificate; provided, however, that in the case of a purchase of securities pursuant to Section 13 hereof, the Rights Agent shall promptly take the appropriate actions corresponding to the foregoing clauses (i) through (iv). In the event that the Company is obligated to issue Common Stock, other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a), the Company will make all arrangements necessary so that such Common

Stock, other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) may be made in cash or by certified or bank check payable to the order of the Company, or by wire transfer of immediately available funds to the account of the Company (provided that notice of such wire transfer shall be given by the holder of the related Right to the Rights Agent).

          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

          (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

          (f) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of any Flip-In Event or Flip-Over Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, shares of Common Stock or the Company or (B) a transfer which a majority of the Continuing Directors has determined to be part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this
Section 7(f), shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(f) and Section 4(b) are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure to make any determination under this Section 7(f) or Section 4(b) with respect to an Acquiring Person or its Affiliates, Associates or transferees.

          SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the Provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Right Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          SECTION 9.  RESERVATION AND AVAILABILITY OF SHARES OF PREFERRED STOCK.

          (a) The Company covenants and agrees that at all times it will cause to be reserved and kept available, out of, and to the extent of, its authorized and unissued shares of Preferred Stock not reserved for another purpose (and, following the occurrence of a Triggering Event, other securities) or held in its treasury, the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, other securities) that, as provided in this Agreement, including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights, provided, however, that the Company shall not be required to reserve and keep available shares of Preferred Stock or other securities sufficient to permit the exercise in full of all outstanding Rights pursuant to the adjustments set forth Section 11(a)(ii), Section 11(a)(iii) or
Section 13 hereof unless, and only to the extent that, the Rights become exercisable pursuant to such adjustments.

          (b) The Company shall (i) use its best efforts to cause, from and after such time as the Rights become exercisable, the Rights and all shares of Preferred Stock (and following the occurrence by a Triggering Event, other securities) issued or reserved for issuance upon exercise thereof to be reported by The Nasdaq Stock Market Consolidated Quotations Service ("Nasdaq") or such other system then in use, and if the Preferred Stock shall become listed on any national securities exchange, to cause, from and after such time as the Rights become exercisable, the Rights and all shares of Preferred Stock (and, following the occurrence of a Triggering Event, other securities) issued or reserved for issuance upon exercise thereof to be listed on such exchange upon official notice of issuance upon such exercise and (ii) if then necessary, to permit the offer and issuance of such shares of Preferred Stock (and, following occurrence of a Triggering Event, other securities), register and qualify such shares of Preferred Stock (and, following the occurrence of a Triggering Event, other securities) under the Securities Act and any applicable state securities or "blue sky" laws (to the extent exemptions therefrom are not available), cause such registration, statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of the Redemption Date or the Final Expiration Date of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is not longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

          (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (and following the occurrence of a Triggering Event, other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares in accordance with applicable law.

          (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes which may be payable in respect of the issuance or delivery of the Right Certificates or of any Units of Preferred Stock (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depository receipts for Units of Preferred Stock (or other securities, as the case may be) upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Company shall not be required to issue or deliver a Right Certificate or certificate or depository receipt for Units of Preferred Stock (or other securities, as the case may be) to a person other than such registered holder until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          SECTION 10. PREFERRED STOCK RECORD DATE. Each Person in whose name any certificate for Units of Preferred Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Units of Preferred Stock (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made.

          SECTION 11. ADJUSTMENTS TO NUMBER AND KIND OF SECURITIES, NUMBER OF RIGHTS OR PURCHASE PRICE. The number and kind of securities subject to purchase upon the exercise of each Right, the number of Rights outstanding and the Purchase Price are subject to adjustment from time to time as provided in this
Section 11.

          (a) (i) In the event the Company shall at any time after the date of this Rights Agreement (A) declare or pay any dividend on Preferred Stock payable in shares of Preferred Stock, (B) subdivide or split the outstanding shares of Preferred Stock into a greater number of shares, (C) combine or consolidate the outstanding shares of Preferred Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Preferred Stock, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, the holder thereof would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(i)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to, Section 11(a)(ii).

          (ii) Subject to Section 24, in the event

          (A) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, (1) shall consolidate with or merge with and into the Company or any of its Subsidiaries or otherwise combine with the Company or any of its Subsidiaries, and the Company or such Subsidiary shall be the continuing or surviving corporation of such consolidation, merger or combination and the Common Stock of the Company shall remain outstanding and no shares thereof shall be changed into or exchanged for stock or other securities of the Company or any other property, or (2) shall, in one or more transactions, other than in connection with the exercise of a Right or Rights and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Company or of any Subsidiary of the Company, transfer any assets or property to the Company or any of its Subsidiaries in exchange (in whole or in part) for any shares of any class of capital stock of the Company or any of its Subsidiaries or any securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries, or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or any securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (other than as part of a pro rata offer or distribution by the Company or such Subsidiary to all holders of such shares), or (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire (other than as a pro rata dividend) or dispose, to, from or with, as the case may be, in one transaction or a series of transactions, the Company or any of its Subsidiaries, assets (including securities) on terms and conditions less favorable to the Company or such Subsidiary than the Company or such Subsidiary would be able to obtain in arm's-length negotiation with an unaffiliated third party, or (4) shall receive any compensation from the Company or any of its Subsidiaries for services other than compensation for employment as a regular or part-time employee, or fees for serving as a director, at rates in accordance with the Company's (or its Subsidiary's) past practices, or (5) shall receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or tax advantage provided by the Company or any of its Subsidiaries, or (6) shall engage in any transaction with the Company (or any of its Subsidiaries) involving the sale, license, transfer or grant of any right in, or disclosure of, any patents, copyrights, trade secrets, trademarks, know-how or any other intellectual or industrial property rights recognized under any country's intellectual property laws which the Company (including its Subsidiaries) owns or has the right to use on terms and conditions not approved by the Board; or

          (B) any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person other than pursuant to any transaction set forth in Section 13(a) hereof; or

          (C) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or any recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person or any Affiliate or Associate of such Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding share of any class of equity securities of the Company or any of its Subsidiaries, or securities exercisable for or convertible into equity securities of the Company or any of its Subsidiaries, which is directly or indirectly beneficially owned by any Acquiring Person or any Affiliate or Associate of any Acquiring Person,

then, subject to the last sentence of Section 23(a)(i) and except as otherwise provided in this Section 11, each holder of a Right shall thereafter have a right to receive for each Right, upon payment of an amount equal to the product of the then current Purchase Price and the then number of Units of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Flip-In Event (the "Flip-In Exercise Payment") and exercise of a Right in accordance with the terms of this Rights Agreement, such number of Units of Preferred Stock as shall equal the result obtained by dividing the Flip-In Exercise Payment by 50% of the Current Market Price per Unit of Preferred Stock on the date of the first occurrence of a Flip-In Event (such number of Units of Preferred Stock is herein called the "Adjustment Shares"); provided that the Purchase Price per Unit and the number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such first occurrence; and provided further that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of
Section 13 hereof shall apply and no adjustment shall be made pursuant to this
Section 11(a)(ii). Notwithstanding the foregoing, the adjustment pursuant to this Section 11(a)(ii) shall not occur with respect to any Rights that are or were at any time on or after the earlier of the Stock Acquisition Date or the Distribution Date beneficially owned by the Acquiring Person or any Associate or Affiliate of the Acquiring Person which is or was involved in or which caused or facilitated, directly or indirectly, the event or transaction or transactions listed above in this Section 11(a)(ii) in respect of which such adjustment occurs (or any subsequent transferee of such Rights).

          (iii) To the extent permitted by applicable law and any agreements in effect on the date hereof to which the Company is a party, the Company may:
(A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") and (B) with respect to each Right, upon exercise of such Right, make adequate provision to substitute for the Adjustment Shares not received upon exercise of such Right (1) cash, (2) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of Units of Preferred Stock, are deemed in good faith by the Board of Directors of the Company to have substantially the same value as Units of Preferred Stock (such shares or units of shares of preferred stock are herein called "Preferred Stock Equivalents"),
(3) debt securities of the Company, (4) other assets, or (5) any combination of the foregoing, having a value which, when added to the value of the Units of Preferred Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value, where such aggregate value has been determined in good faith by the Board of Directors of the Company based upon the advice of a nationally recognized independent investment banking firm selected in good faith by the Board of Directors of the Company; PROVIDED, HOWEVER, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty days following the later of (x) first occurrence of a Flip-In Event and (y) the date of which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Flip-In Trigger Date") (such thirty day period is herein called the "Substitution Period"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Units of Preferred Stock (to the extent available) and then, if necessary, cash, which Units and/or cash have an aggregate value equal to the excess of the Current Value over the Purchase Price. To the extent that the Company determines to take action pursuant to the first sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to the first sentence of Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of a Unit of Preferred Stock shall be the Current Market Price per Unit on the Flip-In Trigger Date and the per share or per unit value of any Preferred Stock Equivalent shall be deemed to equal the Current Market Price per share or unit on such date. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Preferred Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

          (b) In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five calendar days after such record date) Preferred Stock, shares having the same rights, privileges and preferences as the Preferred Stock ("Equivalent Preferred Stock") or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred
Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such non-cash consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock owned, by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash, assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

          (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of the Common Stock for the thirty consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purpose of computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of the Common Stock on any date shall be deemed to be the average of the daily closing Prices per share of the Common Stock for the ten consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of the Common Stock of (i) any dividend or distribution on the Common Stock (other than a regular quarterly cash dividend and other than the Rights), (ii) any subdivision, combination or reclassification of the Common Stock, and prior to the expiration of the requisite thirty Trading Day or ten Trading Day period, as set forth above, the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification occurs, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New
York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "Current Market Price" per share shall mean the fair value per share as determined in good faith by a majority of the Continuing
Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive of all purposes.

          (ii) For the purpose of any computation hereunder, the "current market price" per share of Preferred Stock shall be determined in the same manner as set forth above for Common Stock in clause (i) of this Section 11(d) (other than the third sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such amount may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of Common Stock. If neither Common Stock nor Preferred Stock is publicly held or so listed or traded, "current market price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by a majority of the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. For all purposes of this Agreement, the "current market price" of a Unit of Preferred Stock shall be equal to the "current market price" of one share of Preferred Stock divided by 1,000.

          (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment, or (ii) the Redemption Date.

          (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in
Section 11(a), (b), (c), (g), (h), (i), (j), (k) and (m) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Units of Preferred Stock (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of Units covered by a Right immediately prior to this adjustment, by
(y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price or any adjustment to the number of Units of Preferred Stock for which a Right may be exercised, to adjust the number of Rights, in lieu of any adjustment in the number of Units of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Units of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of Units of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit and the number of Units of Preferred Stock which were expressed in the initial Right Certificate issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the number of Units of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such fully paid and nonassessable number of Units of Preferred Stock at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the Units of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Units of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) and other capital stock or securities upon the occurrence of the event requiring such adjustments.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

          (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company), (ii) merge with or into any other Person (other than a Subsidiary of the Company), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons (other than the Company and/or any of its Subsidiaries), if (x) at the time of, or immediately after, such consolidation, merger or sale there are any rights, warrants or other instruments securities outstanding or agreements in effect which substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with, or immediately after, such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

          (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

          (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time prior to the Distribution Date
(i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock,
(iii) combine the outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

          SECTION 12. CERTIFICATION OF ADJUSTMENTS. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts giving rise to such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 26 hereof. Notwithstanding the foregoing sentence, the failure of the company to give such notice shall not affect the validity of, or the force or effect of, or the requirement for, such adjustment. The Rights Agent shall be fully protected in relying on any certificate prepared by the Company pursuant to Sections 11 and 13 and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate. Any adjustment to be made pursuant to Sections 11 and 13 of this Rights Agreement shall be effective as of the date of the event giving rise to such adjustment.

          SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

          (a) In the event that, at any time on or after the Distribution Date, directly or directly, (x) the Company shall consolidate with, or merge with and into, any other Person or Persons and the Company shall not be the surviving or continuing corporation of such consolidation or merger, or (y) any Person or Persons shall consolidate with, or merge with and into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or of the Company or each or any other property (other than, in the case of the transactions described in subparagraphs (x) or (y), a merger or consolidation which would result in all of the Voting Power represented by the securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the Voting Power represented by the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such transactions), or (z) the Company or one or more of its Subsidiaries shall sell, mortgage or otherwise transfer to any other Person or any Affiliate or Associate of such Person, in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, proper provision shall be made so that (i) each holder of record of a Right shall thereafter have the right to receive, upon payment of an amount equal to the product of the then current Purchase Price per Unit and the then number of Units of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Flip-Over
Event (or, if a Flip-In Event hereof has occurred prior to the first occurrence of a Flip-Over Event, multiplying the Purchase Price per Unit in effect immediately prior to the first occurrence of a Flip-In Event by the number of Units of Preferred Stock for which a Right was exercisable immediately prior to such first occurrence of a Flip-In Event (the "Flip-Over Exercise Payment") and the exercise of a Right in accordance with the terms of this Rights Agreement, such number of shares of validly issued, fully paid and nonassessable and freely tradeable Common Stock of the Principal Party
(as defined herein) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by dividing the Flip-Over Exercise Payment by 50% of the Current Market Price (determined as provided in Section 11(d) hereof with respect to the Common Stock) per share of the Common Stock of such Principal Party on the date of consummation of such Flip-Over Event (or the fair market value on such date of other securities or property of the Principal Party, as provided for herein); PROVIDED that the Purchase Price per share and the number of shares of Common Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of the first occurrence of a Flip-Over Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Flip-Over Event, all the obligations and duties of the Company pursuant to this Rights Agreement; (iii) the term "Company" for all purposes of this Rights Agreement shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 11 hereof shall only apply to such Principal Party following the first occurrence of a Flip-Over Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section

9 hereof) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right, such cash, shares, warrants and other property which such holder would have been entitled to receive had he, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the right in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

          (b)  "Principal Party" shall mean

               (i) in the case of any transaction described in (x) or (y) of the first sentence of Section 13(a) hereof; (A) the Person that is the issuer of the securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the Common Stock of which has the greatest market value or (B) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives said merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value or (y) if the Person that is the other Party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives); and

               (ii) in the case of any transaction described in (z) of the first sentence in Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest market value of shares outstanding; provided, however, that in any such case described in the foregoing (b)(i) or (b)(ii), if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other Person, or if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common

     Stocks of all of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares outstanding.

          (c) The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise of the Rights in accordance with this Section 13 and unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Rights Agreement as the same shall have been assumed by the Principal Party pursuant to Section 13(a) and (b) hereof and further providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party at its own expense shall:

               (i) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of expiration of the rights, and similarly comply with applicable state securities laws;

               (ii) use its best efforts, if the Common Stock of the Principal Party shall become listed on a national securities exchange, to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange and, if the Common Stock of the Principal Party shall not be listed on a national securities exchange, to cause the Rights and the securities purchased upon exercise of the Rights to be reported by Nasdaq or such other system then in use;

               (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

               (iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the shares of Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

In the event that any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in
Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall thereafter be exercisable in the manner described in Section 13(a). The provisions of this Section 13 shall similarly apply to all successive Flip-Over Events.

          (d) Furthermore, in case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its Certificate of Incorporation or By-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Current Market Price per share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13; then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

          SECTION 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

          (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the then current market value of a whole Right. For the purposes of this Section 14(a), the then current market value of a Right shall be determined in the same manner as the Current Market Price of a share of Common Stock shall be determined pursuant to
Section 11(d) hereof.

          (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of issuing fractions of shares of Preferred Stock that are not integral multiples of one one-thousandth of a share, there shall be paid to the holder of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the then current market value of a share of Preferred Stock. For purposes of this Section 14(b), the then current market value of a share of Preferred Stock shall be the Current Market Price thereof as determined pursuant to Section 11(d) hereof.

          (c) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares upon exercise of a Right.

          SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, other than any rights of action vested in the Rights Agent pursuant to Sections 18 and 20 below, are vested in the respective holders of record of the Right Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock); and any holder of record of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and, accordingly, that they will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.

          SECTION 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will not be evidenced by a Right Certificate and will be transferable only in connection with the transfer of Common Stock;

          (b) after the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the principal offices of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

          (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent or the transfer agent of the Common
Stock) for all purposes whatsoever, and neither the Company nor the Rights
Agent shall be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent, subject to the last sentence of
Section 7(f), shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; PROVIDED, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

          SECTION 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder of a Right, as such, shall be entitled to vote, receive dividends in respect of or be deemed for any purpose to be the holder of Preferred Stock or any other securities of the Company which may at any time be issuable upon the exercise of the Rights, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote in the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights in respect of any such stock or securities, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          SECTION 18.  CONCERNING THE RIGHTS AGENT.

          (a) The Company agrees to pay to the Rights Agent reasonable compensation for all service rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of the Rights Agreement, including the cost and expenses of defending against any claim of liability in the premises. The indemnity provided herein shall survive the expiration of the Rights and the termination of this Rights Agreement.

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Right Certificate, certificate for Preferred Stock or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, guaranteed, verified or acknowledged, by the proper Person or Persons.

          SECTION 19.  MERGER OR CONSOLIDATION OR CHANGED NAME OF RIGHTS AGENT.

          (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent, under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificate shall have the full force provided in the Right Certificates and in this Rights Agreement.

          SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holder of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted to be taken by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by certificate signed by the President or any Vice President and by the Chief Financial Officer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Right Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11, 13, 23 or 24 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12 describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President or any Vice President or the Secretary or any Assistant Secretary or the Chief Financial Officer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective subject to Section 20(c) hereof, the Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

          SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days notice in writing, or such earlier period as shall be agreed to in writing, mailed to the Company and to each transfer agent of the Preferred Stock and the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days notice in writing, or such earlier period as shall be agreed to in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Stock and the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the registration or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the incumbent Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or any State thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate controlled by a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Stock and the Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          SECTION 22.  ISSUANCE OF NEW RIGHT CERTIFICATES.   Notwithstanding
any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the purchase price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; PROVIDED, HOWEVER, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued, if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

          SECTION 23.  REDEMPTION.

          (a) (i) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (x) the Close of Business on the tenth day following a Stock Acquisition Date, subject to extension by the Board of Directors as provided in Section 27 hereof or (y) the Close of Business on the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"), and the Company may, at its option, by action of a majority of the Company's Board of Directors, pay the Redemption Price either in shares of Common Stock (based on the current market price, determined in accordance with Section 11(d), of the shares of Common Stock at the time of redemption) or cash; PROVIDED that, notwithstanding anything to the contrary contained in this Section 23(a), the Company may not take any action pursuant to this Section 23(a) unless (x) at the time of the action of the Board of Directors of the Company approving such redemption and the form of payment of the Redemption Price, there are then in office not less than two Continuing Directors and (y) such action is approved by a majority of the Continuing Directors then in office. Subject to the foregoing, the redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Flip-In Event until such time as the Board of Directors' right of redemption under this Section 23(a)(i) has expired.

          (ii) Notwithstanding anything contained in this Agreement to the contrary, the Board of Directors of the Company may redeem all but not less than all of the then outstanding Rights at the Redemption Price following the occurrence of a Stock Acquisition Date but prior to any Flip-Over Event in connection with a Flip-Over Event in which all holders of Common Stock are treated like and not involving (other than as a holder of Common Stock being treated like all other such holders) an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other Person in which such Acquiring Person, Affiliate or Associate has an interest, or any other Person or Persons acting directly or indirectly on behalf of or in association with any such Acquiring Person, Affiliate or Associate.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights (the date of such action being the "Redemption Date"), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter or the holders of Rights shall be to receive the Redemption Price, without any interest thereon. Within 10 days after the Redemption Date, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The failure to give notice required by this Section 23(b) or any defect therein shall not affect the legality or validity of the action taken by the Company.

          (c) In the case of a redemption permitted under Section 23(a), the Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock, and upon such action, all outstanding Right Certificates shall be null and void without any further action by the Company.

          SECTION 24.  EXCHANGE.

          (a) (i) The Board of Directors of the Company may, at its option, at any time after any person becomes an Acquiring Person, upon resolution adopted by a majority of the Company's Board of Directors, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant Section 7(f)) for Units of Preferred Stock at an exchange ratio of one Unit of Preferred Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "SECTION 24(A)(I) EXCHANGE RATIO"). Notwithstanding the foregoing, the Company may not effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

          (ii) The Board of Directors of the Company may, at its option, at any time after any person becomes an Acquiring Person, upon resolution adopted by a majority of the Company's Board of Directors, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to Section 7(f)) for Units of Preferred Stock at an exchange ratio specified in the following sentence, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof. Subject to such adjustment, each Right may be exchanged for that number of Units of Preferred Stock obtained by dividing the Adjustment Spread (as defined below) by the then Current Market Price (determined pursuant to Section 11(d)) per Unit of Preferred Stock on the earlier of (i) the date on which any Person becomes an Acquiring Person and (ii) the date on which a tender or exchange offer by any Person (other than an Exempt Person) is first published or sent or given within the meaning of Rule 14d-4(a) of the Exchange Act Regulations or any successor rule, if upon consummation thereof such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding (such exchange ratio being the "SECTION 24(A)(II) EXCHANGE RATIO"). The "ADJUSTMENT SPREAD" shall equal (x) the aggregate market price on the date of such event of the number of Adjustment Shares determined pursuant to Section 11(a)(ii), minus (y) the Purchase Price. Notwithstanding the foregoing, the Company may not effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of the Common Stock then outstanding.

          Notwithstanding anything contained in this Section 24(a) to the contrary, the Company may not exchange any Rights pursuant to this Section 24(a) unless (x) at the time of the action of the Board of Directors of the Company approving such exchange, there are then in office not less than two Continuing Directors and (y) such exchange is approved by a majority of the Continuing Directors then in office.

          (b) Immediately upon the action of a majority of the Continuing Directors ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Units of Preferred Stock equal to the number of such Rights held by such holder multiplied by the Section 24(a)(i) Exchange Ratio or Section 24(a)(ii) Exchange Ratio, as the case may be. The Company shall promptly give public notice of any such exchange; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of Units of Preferred Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to Section 7(f)) held by each holder of Rights.

          (c) In the event that the number of shares of Preferred Stock which are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Preferred Stock for issuance upon exchange of the Rights or make adequate provision to substitute (1) cash, (2) Common Stock or other equity securities of the Company, (3) debt securities of the Company, (4) other assets or (5) any combination of the foregoing, having an aggregate value equal to the Adjustment Spread, where such aggregate value has been determined by a majority of the Continuing Directors.

          (d) The Company shall not be required to issue fractions of Units of Preferred Stock or to distribute certificates which evidence fractional Units. In lieu of fractional Units, the Company may pay to the registered holders of Right Certificates at the time such Rights are exchanged as herein provided an amount in cash equal to the same fraction of the Current Market Price (determined pursuant to Section 11(d)) of one Unit of Preferred Stock.

          SECTION 25.  NOTICE OF PROPOSED ACTIONS.

          (a) In case the Company, after the Distribution Date, shall propose (i) to effect any of the transactions referred to in Section 11(a)(i) or to pay any dividend to the holders of record of its Common Stock payable in stock of any class or to make any other distribution to the holders of record of its Common Stock (other than a regular periodic cash dividend), or (ii) to offer to the holders of record of its Common Stock or options, warrants, or other rights to subscribe for or to purchase shares of Common Stock (including any security convertible into or exchangeable for Common Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, or
(iii) to effect any reclassification of its Common Stock or any recapitalization or reorganization of the Company, or (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of record of a Right Certificate, in accordance with Section 26 hereof, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in Section 11(a)(i), or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution or winding up is to take place and the record date for determining participation therein by the holders of record of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of record of the Common Stock for purposes of such action, and in the case of such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Common Stock, whichever shall be the earlier.

          (b) In case any of the transactions referred to in Section 11(a)(ii) or Section 13 of this Rights Agreement are proposed, then, in any such case, the Company shall give to each holder of Rights, in accordance with Section 26 hereof, notice of the proposal of such transaction at least 10 days prior to consummating such transaction, which notice shall specify the proposed event and the consequences of the event to the holders of Rights under Section 11(a)(ii) or Section 13 hereof, as the case may be, and, upon consummating such transaction, shall similarly give notice thereof to each holder of Rights.

          (c) The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

          SECTION 26. NOTICES. Notices or demands authorized by the Rights Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on behalf of the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               Adobe Systems Incorporated
               345 Park Avenue
               San Jose, California  95110-2704
               Attention:  General Counsel

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of record of any Right Certificate or Right to or on behalf of the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               Harris Trust Company of California
               111 West Monroe Street, 14th Floor
               Chicago, Illinois  60606
               Attention:  Charles Zade

Notices or demands authorized by this Rights Agreement to be given or made by the Company of the Rights Agent to the holder of record of any Right Certificate or Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent.

          SECTION 27. SUPPLEMENTS AND AMENDMENTS. The Company and the Rights Agent may from time to time supplement or amend this Agreement without approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, (iii) prior to the Close of Business on the tenth day following the Stock Acquisition Date and subject to extension by the Board of Directors by amendment hereof, to change or supplement any of the provisions herein which the Company may deem necessary or desirable, or (iv) following the time at which the Board of Directors' right of redemption under Section 23(a)(i) has expired, to amend or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates; PROVIDED, HOWEVER, that this Agreement may not be amended or supplemented pursuant to this clause (iv) to lengthen a time period relating to when the Rights may be redeemed. Upon delivery of a certificate from an appropriate officer of the Company or, so long as any Person is an Acquiring Person hereunder, from the majority of the Continuing Directors, which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, supplements or amendments shall be made only if (x) at the time of the action of the Board of Directors of the Company approving such supplement or amendment there are then in office not less than two Continuing Directors and (y) such supplement or amendment is approved by a majority of the Continuing Directors then in office. Notwithstanding anything contained in this Rights Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

          SECTION 28. SUCCESSORS. All of the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 29.  DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS,
ETC.

          (a) For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Exchange Act Regulations as in effect on the date hereof. Except as otherwise specifically provided herein, and subject to paragraph (b) of this Section 29, the Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (i) to interpret the provisions of this Agreement and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board or by a majority of the Continuing Directors in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company or any member thereof to any liability to the holders of the Rights.

          (b) Notwithstanding anything to the contrary contained in this Agreement, the concurrence of a majority of the Continuing Directors then in office shall be required to give effect to any action, calculation, interpretation or determination made by the Board of Directors of the Company in the administration of this Agreement and the exercise of the rights or powers granted to the Board of Directors of the Company, to the Continuing Directors or to the Company pursuant to this Agreement and no effect shall be given to any such action, calculation, interpretation, determination or exercise of rights or powers unless at least two Continuing Directors are then in office.

          SECTION 30. BENEFITS OF THIS RIGHTS AGREEMENT. Nothing in this Rights Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of record of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

          SECTION 31. GOVERNING LAW. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware (or the laws of the state of incorporation of any successor of the Company) and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made solely by residents of such state and performed entirely within such state.

          SECTION 32. COUNTERPARTS. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Instrument.

          SECTION 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          SECTION 34. SEVERABILITY. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; PROVIDED, HOWEVER, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and a majority of the Continuing Directors determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement and the Rights shall not then be redeemable, the right of redemption set forth in
Section 23 shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by a majority of the Continuing Directors.

          IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly amended and restated as of the day and year first above written.


[SEAL]

ATTEST:                                ADOBE SYSTEMS INCORPORATED


By:____________________________        By:____________________________
  Name:                                Name:
  Title:                               Title:


[SEAL]


ATTEST:                                HARRIS TRUST
                                       COMPANY OF CALIFORNIA


By:____________________________        By:____________________________
  Name:                                Name:
  Title:                               Title:

                                    EXHIBIT A

                           [Form of Right Certificate]

Certificate No. _______________         _________________ Rights

NOT EXERCISABLE AFTER JULY 23, 2000, OR EARLIER IF REDEEMED OR EXCHANGED. AT THE OPTION OF THE COMPANY, THE RIGHTS MAY BE REDEEMED AT $.01 PER RIGHT OR EXCHANGED FOR UNITS OF PREFERRED STOCK ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. IN THE EVENT THAT THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE ISSUED TO A PERSON WHO IS AN ACQUIRING PERSON OR A TRANSFEREE OF THE RIGHTS PREVIOUSLY OWNED BY SUCH PERSONS, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(f) OF THE RIGHTS AGREEMENT AND MAY BE LIMITED AS PROVIDED IN SECTION 11(A)(II) AND SECTION 24 OF THE RIGHTS AGREEMENT.

                                 RIGHT CERTIFICATE

                            ADOBE SYSTEMS INCORPORATED

This certifies that _________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Second Amended and Restated Rights Agreement dated as of August __, 1997 ("Rights Agreement") between Adobe Systems Incorporated, a Delaware corporation ("Company"), and Harris Trust Company of California ("Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (California time) on July 23, 2000, at the office of the Rights Agents, or its successors as Rights Agent, designated for such purposes, one one-thousandth of a fully paid and nonassessable share of Series A Preferred Stock of the Company, par value $.0001 per share ("Preferred Stock") at a purchase price of $115.00 per one-thousandth of a share (each such one one-thousandth of a share being a "UNIT") of Preferred Stock, as the same may from time to time after the date of the Rights Agreement be adjusted in accordance with the Rights Agreement ("Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

          As provided in the Rights Agreement, the Purchase Price and the number of Units of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, and, upon the happening of certain events, securities other than Units of Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided by the Rights Agreement.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company.

          This Right Certificate, with or without other Right Certificates, upon surrender at the corporate agency service center of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, at any time prior to the earlier of (i) the Close of Business on the tenth day following Stock Acquisition Date and subject to extension by the Board of Directors by amendment of the Rights Agreement or (ii) the Final Expiration Date, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right if exchanged by the Company at its option in whole or in part for Units of Preferred Stock.

          No fractional Units of Preferred Stock shall be issued upon the exercise or exchange of any Right or Rights evidenced hereby, and in lieu thereof, as provided in the Rights Agreement, fractions of Units Preferred Stock shall receive an amount in cash equal to the same fraction of the then Current Market Price (as such term is defined in the Rights Agreement) of Units of Preferred Stock.

          No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote in the election of directors; or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders (other than certain actions specified in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ____________________, 19_____

ATTEST:                                 Adobe Systems Incorporated


By: ______________________________      By: __________________________________
    Secretary                               Title:



COUNTERSIGNED:

Harris Trust Company of California,
As Rights Agent

By:_______________________________
   Authorized Signature:

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT


                   (To be executed by the registered holder if
                       such holder desires to transfer the
                               Right Certificate.)



FOR VALUE RECEIVED____________________________________________________
hereby sells, assigns and transfers unto______________________________

______________________________________________________________________
(Please print name and address of transferee)

______________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint_____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated:________________ __, 199_



                                 _____________________________
                                 Signature


Signature Guaranteed:

                                   CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:___________________ __, 199_        ____________________________
                                          Signature

Signature Guaranteed:

         --------------------------------------------------------------
                                     NOTICE

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

     Signatures must be guaranteed by an approved eligible financial institution acceptable to the Rights Agent in its sole discretion.

     In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.

                          FORM OF ELECTION TO PURCHASE

                    (To be executed if the registered holder
                     desires to exercise Rights represented
                           by the Right Certificate.)



To:  Adobe Systems Incorporated

     The undersigned hereby irrevocably elects to exercise _____________ Rights represented by this Right Certificate to purchase the Units of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person or other property which may be issuable upon the exercise of the Rights) and requests that certificates for such Units be issued in the name of and delivered to:

_________________________________________
(Please print name and address)
_________________________________________

Please insert social security
or other identifying number:_____________

     If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

_________________________________________
(Please print name and address)
_________________________________________

Please insert social security
or other identifying number:_____________

Dated:_______________ __, 199_

                               ______________________________
                                Signature
Signature Guaranteed:

                                   CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not beneficially owned by an Acquiring Person or an Affiliate or an Associate thereof (as defined in the Right Agreement); and

     (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.

Dated:___________________ __, 199_        ____________________________
                                          Signature

Signature Guaranteed:

         --------------------------------------------------------------

                                     NOTICE

     The signature in the foregoing Election to Purchase and Certificate must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

     Signatures must be guaranteed by an approved eligible financial institution acceptable to the Rights Agent in its sole discretion.

     In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.

                                    EXHIBIT B

                           ADOBE SYSTEMS INCORPORATED

                              Summary of Terms of
                                Rights Agreement



          Nature of Right:                   When exercisable, each Right
                                             (a "Right") will initially
                                             entitle the holder to purchase
                                             one one-thousandth of a share
                                             (a "Unit") of the Preferred
                                             Stock ("Preferred Stock") of
                                             Adobe Systems Incorporated
                                             (the "Company").

          Means of Distribution:             The Rights will be distributed
                                             to holders of the Company's
                                             outstanding Common Stock as a
                                             dividend of one Right for each
                                             share of Common Stock.  The
                                             Rights will also be attached
                                             to all future issuances of
                                             Common Stock prior to the
                                             Distribution Date (as defined
                                             below).

          Exercisability:                    Rights become exercisable on
                                             the earlier of:  (i) the Close
                                             of Business on the tenth day
                                             following a public
                                             announcement by the Company or
                                             any person or group (an
                                             "Acquiring Person") that such
                                             person or group has acquired,
                                             without the approval of the
                                             Board of Directors, beneficial
                                             ownership of 15% or more of
                                             the Company's outstanding
                                             Common Stock, or (ii) the
                                             tenth business day (unless
                                             extended by the Board prior to
                                             the time a person becomes an
                                             Acquiring Person) following
                                             the commencement, or
                                             announcement of an intention
                                             to commence, by any person or
                                             group, of a tender offer which
                                             would result in such person
                                             owning 15% or more of the
                                             outstanding Common Stock of
                                             the Company (the earlier of
                                             such dates is referred to as
                                             the "Distribution Date").
                                             Rights may be traded
                                             separately from the

                                             Common Stock once the Rights
                                             become exercisable.

          Exercise Price:                    $115.00 per share, which is
                                             the amount that in the
                                             judgment of the Board of
                                             Directors represents the long-
                                             term value of the Common Stock
                                             (the "Exercise Price").

           Term The Rights will expire ten years after the date of issuance, or July 23, 2000, unless earlier redeemed by the Company as described below.

          Redemption of Rights:              Rights are redeemable at a
                                             price of $0.01 per Right, by
                                             the vote of the Company's
                                             Board of Directors (and upon
                                             approval by a majority of the
                                             Continuing Directors (as
                                             defined below)), at any time
                                             until the Close of Business on
                                             the tenth day following the
                                             date on which a person has
                                             become an Acquiring Person
                                             (the "Stock Acquisition
                                             Date").  After the Stock
                                             Acquisition Date, Rights are
                                             also redeemable prior to any
                                             business combination in which
                                             all holders of Common Stock
                                             are treated alike and not
                                             involving (except as a holder
                                             of Common Stock treated like
                                             all other holders) an
                                             Acquiring Person.





          Rights in Event                    If the Company is acquired by any
          of Business Combination:           person in a merger or
                                             other business combination
                                             transaction or 50% or more of its
                                             assets or earnings powers are sold
                                             to any person after the
                                             Distribution Date, each holder of a
                                             Right shall thereafter have the
                                             right to purchase, upon payment of
                                             the then current Exercise Price,
                                             such number of shares of common
                                             stock of the acquiring company
                                             having a current market value equal
                                             to twice the Exercise Price.

Rights in Event of                           In the event that an Acquiring
Self-Dealing Transaction                     Person engages in certain
or Acquisition of                            self-dealing transactions with the
Substantial Amount of                        Company, or a person becomes the
Common Stock (a "Flip-In Event"):            beneficial owner of 15% or more of
                                             the outstanding Common Stock, each
                                             holder of a Right thereafter has
                                             the right to purchase, upon payment
                                             of the then current Exercise Price,
                                             such number of Units of Preferred
                                             Stock having a market value at the
                                             time of the transaction equal to
                                             twice the Exercise Price.  If
                                             insufficient authorized but
                                             unissued shares of Preferred Stock
                                             are available for issuance, the
                                             Company must deliver all the
                                             available shares of Preferred Stock
                                             and an amount of cash or other
                                             property of the Company, so that
                                             the aggregate value received is
                                             equal to twice the Exercise Price.
                                             Rights held by the Acquiring Person
                                             will not be entitled to the benefit
                                             of such an adjustment.

                                             Self-dealing transactions are
                                             defined to include a merger of an
                                             Acquiring Person into the Company
                                             in which the Common Stock remains
                                             outstanding and unchanged, the
                                             issuance of securities of the
                                             Company to an Acquiring Person, the
                                             transfer of assets to an Acquiring
                                             Person on other than an arm's
                                             length basis, compensation to an
                                             Acquiring Person on a basis
                                             inconsistent with the Company's
                                             past practice, a loan or provision
                                             of other financial assistance
                                             (except proportionately as a
                                             stockholder) to an Acquiring Person
                                             or the licensing, sale or other
                                             transfer of proprietary technology
                                             or know-how from the Company to the
                                             Acquiring Person on terms not
                                             approved by the Board of Directors.

          Exchange Option:                   In the event any person or
                                             group becomes an Acquiring
                                             Person, the Board may require
                                             all or any portion of the
                                             outstanding Rights to be
                                             exchanged for (i) one Unit of
                                             Preferred Stock or (ii) such
                                             number of Units of Preferred
                                             Stock as will equal (x) the
                                             difference between the
                                             aggregate market price of the
                                             number of Units to be received
                                             upon a Flip-In Event and the
                                             purchase price set forth in
                                             the Rights Agreement, divided
                                             by (y) the market price per
                                             Unit of Preferred Stock upon
                                             the Flip-In Event.  However,
                                             any rights held by an
                                             Acquiring Person would not be
                                             entitled to participate in
                                             this exchange.

          Fractional Shares:                 No fractional Units of
                                             Preferred Stock will be issued
                                             upon exercise of the Rights
                                             and, in lieu thereof, a
                                             payment in cash will be made
                                             to the holder of such Rights
                                             equal to the same fraction of
                                             the current market value of a
                                             Unit of Preferred Stock.

          Adjustment:                        The Exercise Price payable,
                                             and the number of Units of
                                             Preferred Stock or other
                                             securities or property
                                             issuable, upon exercise of the
                                             Rights are subject to
                                             adjustment from time to time
                                             to prevent dilution (i) in the
                                             event of a stock dividend on,
                                             or a subdivision, combination
                                             or reclassification of, the
                                             Preferred Stock, (ii) upon the
                                             grant to holders of the
                                             Preferred Stock or convertible
                                             securities at less than the
                                             current market price of the
                                             Preferred Stock or (iii) upon
                                             the distribution to holders of
                                             the Preferred Stock of
                                             evidences of indebtedness or
                                             assets (excluding dividends
                                             payable in Preferred Stock) or
                                             of subscription rights or
                                             warrants (other than those
                                             referred to above).

          Voting Power of Rights:            The Rights themselves do not
                                             entitle the holder thereof to
                                             any voting rights.

          Amendment of Rights:               Until the Distribution Date,
                                             the Company may, except with
                                             respect to the redemption
                                             price, amend the Rights in any
                                             manner (including an amendment
                                             that provides that the Rights
                                             shall become exercisable for
                                             shares or fractions of shares
                                             of preferred stock that are
                                             economically common stock
                                             equivalents).  After the
                                             Distribution Date, the Company
                                             may amend the Rights in any
                                             manner that does not adversely
                                             affect the interests of the
                                             holders of the Rights.

          Continuing Directors:              Certain actions by the
                                             Board of Directors (e.g.,
                                             redemption of the Rights,
                                             exercise of the exchange
                                             option and amendment of
                                             the Rights Agreement) are
                                             subject to the approval
                                             by Directors (the
                                             "Continuing Directors")
                                             who are not affiliated
                                             with an Acquiring Person
                                             and who either were
                                             members of the Board on
                                             the date of adoption of
                                             the Second Amended and
                                             Restated Rights Agreement
                                             or whose election or
                                             nomination was approved
                                             or recommended by a
                                             majority of the
                                             Continuing Directors.




A COPY OF THE RIGHTS AGREEMENT IS AVAILABLE, FREE OF CHARGE, FROM THE COMPANY, 345 PARK AVENUE, SAN JOSE, CALIFORNIA, 95110-2704, ATTENTION: GENERAL COUNSEL. THIS SUMMARY DESCRIPTION OF THE RIGHTS AGREEMENT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RIGHTS AGREEMENT WHICH IS INCORPORATED IN THIS SUMMARY DESCRIPTION BY REFERENCE.

                                   EXHIBIT C


                         CERTIFICATE OF DESIGNATION
                     OF THE VOTING POWERS, DESIGNATION,
                  PREFERENCES AND RELATIVE, PARTICIPATING,
            OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
                     LIMITATIONS AND RESTRICTIONS OF THE
                           SERIES A PREFERRED STOCK


                       ------------------------------

                       Pursuant to Section 151 of the
                         General Corporation Law of
                           the State of Delaware

                       ------------------------------


          I, John E. Warnock, Chairman of the Board and Chief Executive Officer of Adobe Systems Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "CORPORATION"), DO HEREBY
CERTIFY:

          that, pursuant to authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation (the "CERTIFICATE"), and, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, at a duly called meeting held on July 30, 1997, at which a quorum was present and acted throughout, adopted the following resolutions, which resolutions remain in full force and effect on the date hereof creating a series of 100,000 shares of Preferred Stock having a par value of $.0001 per share, designated as Series A Preferred Stock (the "SERIES A PREFERRED STOCK") out of the class of 2,000,000 shares of preferred stock of the par value of $.0001 per share (the "PREFERRED STOCK"):

          RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate, the Board of Directors does hereby create, authorize and provide for the issuance of the Series A Preferred Stock having the voting powers, designation, relative, participating, optional and other special rights, preferences, and qualifications, limitations and restrictions thereof that are set forth as follows:

          Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Preferred Stock" and the number of shares constituting such series shall be 100,000.

          Section 2. DIVIDENDS AND DISTRIBUTIONS. (A) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of preferred stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, each holder of one one-thousandth (1/1,000) of a share (a "UNIT") of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Unit of Series A Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $.01 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Preferred Stock. In the event that the Corporation shall at any time after July 11, 1990 (the "RIGHTS DECLARATION DATE") (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series A Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on Units of Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock); PROVIDED, HOWEVER, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per Unit on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Unit of Series A Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series A Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a unit-by-unit basis among all Units of Series A Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

          Section 3. VOTING RIGHTS. The holders of Units of Series A Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.
In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of Units of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) (i) If at any time dividends on any Units of Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a "DEFAULT PERIOD") from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Units of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment, all holders of Units of Series A Preferred Stock, voting separately as a class, shall have the right to elect two Directors.

     (ii) During any default period, such voting rights of the holders of Units of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting rights nor any right of the holders of Units of Series A Preferred Stock to increase, in certain cases, the authorized number of Directors may be exercised at any meeting unless one-third of the outstanding Units of Preferred Stock shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Units of Series A Preferred Stock of such rights. At any meeting at which the holders of Units of Series A Preferred Stock shall exercise such voting rights initially during an existing default period, they shall have the right, voting separately as a class, to elect Directors to fill up to two vacancies in the Board of Directors, if any such vacancies may then exist, or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series A Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of Units of Series A Preferred Stock shall have exercised their right to elect Directors during any default period, the number of Directors shall not be increased or decreased except as approved by a vote of the holders of Units of Series A Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to the Series A Preferred Stock.

     (iii) Unless the holders of Series A Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 25% of the total number of the Units of Series A Preferred Stock outstanding may request, the calling of a special meeting of the holders of Units of Series A Preferred Stock, which meeting shall thereupon be called by the Secretary of the Corporation.
Notice of such meeting and of any annual meeting at which holders of Units of Series A Preferred Stock are entitled to vote pursuant to this paragraph
(C)(iii) shall be given to each holder of record of Units of Series A Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later then 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 25% of the total number of outstanding Units of Series A Preferred Stock. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

     (iv) During any default period, the holders of shares of Common Stock and Units of Series A Preferred Stock, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect all the Directors until holders of the Units of Series A Preferred Stock shall have exercised their right to elect two Directors voting as a separate class, after the exercise of which right (x) the Directors so elected by the holders of Units of Series A Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of capital stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of capital stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

     (v) Immediately upon the expiration of a default period, (x) the right of the holders of Units of Series A Preferred Stock as a separate class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Units of Series A Preferred Stock as a separate class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

     (vi) The provisions of this paragraph (C) shall govern the election of Directors by holders of Units of Preferred Stock during any default period notwithstanding any provisions of the Certificate to the contrary, including, without limitation, the provisions of Article V of the Certificate.

          (D) Except as set forth herein, holders of Units of Series A Preferred Stock shall have no special voting rights and their consents shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for taking any corporate action.

          Section 4. CERTAIN RESTRICTIONS. (A) Whenever quarterly dividends or other dividends or distributions payable on Units of Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series A Preferred Stock shall have been paid in full, the Corporation shall not

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on Units of Series A Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock, PROVIDED, HOWEVER, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock;

          (iv) purchase or otherwise acquire for consideration any Units of Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. REACQUIRED SHARES. Any Units of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of junior stock unless the holders of Units of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph
(B), the greater of either (a) $.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount equal to the aggregate per share amount to be distributed to holders of shares of Common Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series A Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

          (B) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of common stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series A Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. REDEMPTION. The Units of Series A Preferred Stock shall not be redeemable.

          Section 9. RANKING. The Units of Series A Preferred Stock shall rank junior to all other series of the Preferred Stock and to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

          Section 10. AMENDMENT. The Certificate, including, without limitation, this resolution, shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with another corporations in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series A Preferred Stock, voting separately as a class.

          Section 11. FRACTIONAL SHARES. The Series A Preferred Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

          Section 12. CERTAIN DEFINITIONS. As used herein with respect to the Series A Preferred Stock, the following terms shall have the following meanings:

          (A) The term "COMMON STOCK" shall mean the class of stock designated as the common stock, par value $.0001 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of such common stock.

          (B) The term "JUNIOR STOCK" (i) as used in Section 4, shall mean the Common Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series A Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in
Section 6, shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the Series A Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

          (C) The term "PARITY STOCK" (i) as used in Section 4, shall mean any class or series of stock of the Corporation hereafter authorized or issued ranking PARI PASSU with the Series A Preferred Stock as to the payment of dividends and (ii) as used in Section 6, shall mean any class or series of capital stock ranking PARI PASSU with the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

          IN WITNESS WHEREOF, Adobe Systems Incorporated has caused this Certificate to be signed by its Chairman of the Board and Chief Executive Officer and attested by its Secretary this 14th day of August, 1997.

                                         ADOBE SYSTEMS INCORPORATED



                                         By: _______________________________
                                 Name:       John E. Warnock
                                 Title:      Chairman of the Board and
                                             Chief Executive Officer



Attest:

_________________________________